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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 1998

Commission file number:  333-49691

                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP
                          THE RESORT AT SUMMERLIN, INC.

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             (Exact name of registrant as specified in its charter)

          Nevada                                        86-0857506
          Nevada                                        86-0857505
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(Name or other jurisdiction                             (IRS Employer
      of incorporation)                              Identification No.)

1160 Town Center Drive, Suite 200, Las Vegas, NV            89134
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   (Address of principal executive offices)               (Zip Code)

                                 (702) 869-7000
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               Registrant's telephone number, including area code


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ITEM 5. OTHER INFORMATION

        On December 22, 1998 The Resort at Summerlin, Inc. ("RAS") and The Resort at Summerlin, Limited Partnership (the "Partnership" and collectively with RAS, the "Registrants") executed a Settlement Agreement (the "Settlement Agreement") with J.A. Jones Construction ("Jones") concerning a dispute which had arisen with respect to the cost and timing of the completion of the Resort Casino being developed by the Registrants. This dispute previously was described in the Company's Form 10-Q Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended September 30, 1998 and filed with the United States Securities and Exchange Commission on November 16, 1998. Pursuant to the Settlement Agreement, the Partnership will execute change orders and pay to Jones an additional $23.0 million (inclusive of $3.0 million previously budgeted for the completion of the second hotel at the Resort Casino) for the completion of the Resort Casino, as set forth in the Construction Contract and including additional work as set forth in the change orders and the Settlement Agreement. In consideration of the execution of the change orders and the additional payments by the Partnership, the Registrants will not be responsible for any additional project costs necessary to accomplish substantial completion of the Resort Casino on or before April 30, 1999 except as otherwise expressly set forth in the Settlement Agreement. Jones will be solely responsible, and indemnify the Registrants, for all costs of substantial completion except as otherwise expressly provided in the Settlement Agreement. If substantial completion of the Resort Casino


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has not occurred on or before April 30, 1999, all delay and other penalties provided for in the Construction Contract shall commence as of April 30, 1999 and Jones shall not be entitled to any amounts for general conditions or any other payments of a similar nature from that date unless certain savings specified in the Construction Contract are achieved. In the Settlement Agreement, Jones has represented that it has reviewed all of the construction documents and determined that the Resort Casino, including the second hotel, can be constructed "in a fashion and of a functionality, quality and level of aesthetics reasonably inferable from the architects' design to create a five-star rated property" and that Jones does not know of any reason that the Resort Casino cannot be constructed as described in the Settlement Agreement or substantially completed on or before April 30, 1999 for the amount set forth in the Construction Contract as modified by the Settlement Agreement.

        In addition to the payment of the Settlement Amount, the Settlement Agreement provides that depending upon Jones' profit under the Construction Contract as determined pursuant to accounting methodology set forth therein, Jones may be entitled to a bonus of up to $1.0 million provided that the Resort Casino is substantially completed on or before April 30, 1999 and Jones meets interim construction progress milestones. The Settlement Agreement provides that under no circumstances shall the bonus exceed $1.0 million; no bonus shall be paid if the project is not substantially completed on or before April 30, 1999; and that the maximum potential bonus shall



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be subject to a $200,000 reduction for each of the progress milestones which are not met by Jones. In conjunction with the execution of the Settlement Agreement, the Partnership has received an additional $8.5 million equity contribution from Swiss Casinos Holding, A.G. ("SCH"), an affiliate of Swiss Casinos of America ("SCA"), in exchange for a 17.0% partnership interest in the Partnership. SCA and SCH now own an aggregate 93.5% partnership interest in the Partnership.

        The Registrants believe that the Settlement Agreement will result in the opening of Resort Casino to the public on or before April 30, 1999 and that terms of the Settlement Agreement are consistent and in compliance with all applicable contractual covenants and obligations to which the Registrants are bound including, but not limited to, pursuant to the December 30, 1997 Credit Agreement and the December 31, 1997 Indenture with respect to the Registrants' 13% Senior Subordinated PIK Notes due 2007.

ITEM 7.  EXHIBITS

     Exhibit 10.1 December 22, 1998 Settlement Agreement among J.A. Jones Construction, The Resort at Summerlin, Inc. and The Resort at Summerlin, Limited Partnership


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                            The Resort at Summerlin, Limited
                                            Partnership (Registrant)

                                            By:  The Resort at Summerlin,
                                            Inc., a Nevada corporation, its
                                            general partner

Date:  January 4, 1999                      By: /s/ Brian McMullan
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                                                   Brian McMullan
                                                   President and Chief
                                                   Executive Officer

                                            The Resort at Summerlin, Inc.
                                            (Registrant)

Date:  January 4, 1999                      By: /s/ Brian McMullan
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                                                   Brian McMullan
                                                   President and Chief Executive
                                                   Officer


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